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                                                        EXHIBIT 2
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
                      IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARIES WHICH ACQUIRED SECURITIES
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                          Citigroup Global Markets Inc. is a broker or dealer registered under
                                         Section 15 of the Act. (15 U.S.C. 78o).

                          Salomon Brothers Asset Management Inc. is an investment adviser in accordance with Section 240.13d -1(b) (1)(ii)(E).


                          Each of the undersigned hereby affirms the identification and Item 3 classification of the subsidiaries which acquired the
                                     securities filed for in this Schedule 13G.

                    Date: February 4, 2005



                                            CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                                            By: /s/ David C. Goldberg
                                                --------------------------------
                                                Name:  David C. Goldberg
                                                Title: Assistant Secretary


                                             CITIGROUP INC.


                                             By: /s/ David C. Goldberg
                                                 --------------------------------
                                                 Name:  David C. Goldberg
                                                 Title: Assistant Secretary

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